PAN AMERICAN GOLDFIELDS, INC.

ACKNOWLEDGEMENT AND AGREEMENT

This Acknowledgement and Agreement, dated August __, 2011 (this “Acknowledgement and Agreement”), is entered into by and among Pan American Goldfields Ltd., a Delaware corporation (the “Company”), Sunburst Mining de Mexico S.A. de C.V., an entity organized under the laws of the United Mexican States and a wholly owned subsidiary of Pan American (“Sunburst”), Minera Rio Tinto, S.A. de C.V., an entity organized under the laws of the United Mexican States (“MRT”) and Corporativo Minero, S.A. De C.V., an entity organized under the laws of the United Mexican States (“Corporativo Minero”).

RECITALS

WHEREAS, Corporativo Minero granted certain mining concessions (the “License”) to MRT with respect to 822 hectacres of property located in the Baja Tarahumara in Cieneguita Lluvia De Oro, an area of canyons in the Municipality of Urique, in southwest Chihuahua, Mexico (the “Property”).

WHEREAS, MRT assigned the License to Sunburst.

WHEREAS, Sunburst currently owes $[________] (the “Outstanding Amount”) to Corporativo Minero in consideration for the License in addition to future monthly payments to be made by Sunburst to Corporative Minero in respect of the License (the “Future Payments”, and together with the Outstanding Amount, the “License Payments”).

WHEREAS, the Company, MRT and Sunburst are parties to the Amended and Restated Development Agreement, dated as of the date hereof (the “Development Agreement”) which, among other things, restructures the economic interests of the parties with respect to the Property.

WHEREAS, the Company, MRT and Corporativo Minero seek to amend the License Payments as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements of the parties herein, and for other valuable consideration, the sufficiency of which is hereby acknowledged and confirmed, it is agreed as follows:

1.

Acknowledgements by the Parties.

(a)

Each party agrees that subsequent to the date hereof, the terms of the Future Payments shall be amended such that Corporativo Minero shall be entitled to a monthly payment of $30,000 (the “Monthly Payments”), payable on the first day of each month, in lieu of any Future Payments to be made by Sunburst in respect of the License, until the earlier of (i) an aggregate amount of [        ] has been paid by Sunburst to Corporativo Minero, or (ii) [DATE].

(b)

Each party hereby acknowledges and agrees that effective on the date hereof, Sunburst shall assign, and MRT shall assume, all of the liabilities, duties and obligations in respect of the License Payments (including the Outstanding Amount) from the date hereof through the earlier of (i) completion of First 15 Meters of Production (as defined in the Development Agreement), or (ii) December 31, 2012 (such date, the “Payment Change Date”).  Any such amounts assumed by MRT shall be paid out of the Net Cash Flow Interests (as defined in the Development Agreement) allocable to MRT from First 15 Meters of Production.

(c)

On the Payment Change Date, any amounts then owed to Corporative Minero in respect of the License Payments shall be made to Corporativo Minero by MRT and the Company on a pro rata basis in accordance with their Ownership Interests (as defined in the Development Agreement).  Following the Payment Change Date, any Monthly Payments shall be made by MRT and the Company on a pro rata basis in accordance with their respective Ownership Interests.

(d)

In the event either the Company or MRT (“Defaulting Party”) fails to pay their respective amounts owed to Corporativo Minero in accordance with the terms hereof (the “Funding Default”), the other Party (“Non-Defaulting Party”) may serve upon the Defaulting Party a written notice specifying the nature of the default (“Default Notice”). If the Defaulting Party does not, within thirty (30) days after it has received the Default Notice (“Grace Period”) fully cure the Funding Default, the Non-Defaulting Party may, at its sole and exclusive option and without prejudice to any other rights and remedies available to it, elect by written Notice to the Defaulting Party (“Default Remedy Notice”) to make such payment as required to cure the Funding Default of the Defaulting Party (“Default Cure Payment”) and require that the Ownership Interest of the Defaulting Party be diluted by one percent (1%) for every $100,000 which the Defaulting Party failed to pay to Corporativo Minero pursuant to the terms of this Acknowledgement and Agreement (the “Dilution”).  For avoidance of doubt, if a Defaulting Party failed to make a payment to Corporativo Minero in the amount of $150,000 when due, upon such payment by the Non-Defaulting Party in accordance with the terms herein, the Defaulting Party shall have its Ownership Interest decreased by one and a half percent (1.5%) (the “Diluted Interest”), and the Non-Defaulting Party shall have its Ownership Interest correspondingly increased by one and a half percent (1.5%).

2.

The provisions of this Agreement shall be binding upon and inure to the benefit of parties and their respective successors and assigns.

3.

Each of the parties hereto shall execute and deliver all additional documents, agreements and instruments and shall do any and all acts and things reasonably requested by the Company or any other parties hereto in connection with the performance of its obligations undertaken in this Acknowledgement and Agreement, including without limitation, taking all actions required by applicable law to transfer the ownership interests in accordance with the terms of this Agreement.

4.

This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  It shall be governed by and construed in accordance with the laws of the State of California, without giving effect to provisions regarding conflicts of law.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the United States District Court for the Southern District of California or the state courts located in San Diego, California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each of the parties hereto irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

5.

In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties has caused this Acknowledgment of Agreement to be executed on its behalf, as of the date set forth above.

PAN AMERICAN GOLDFIELDS LTD.
By: "Neil Maedel"
Name: Neil Maedel
Title: Chairman

SUNBURST MINING DE MEXICO S.A. DE C.V.
By: "Manuel Flores"
Name: Manuel Flores
Title: Secretary

MINERA RIO TINTO S.A. DE C.V.
By: "Mario Ayub"
Name: Mario Ayub
Title:n President

CORPORATIVO MINERO S.A. DE C.V.
By: "Jose Conrado Terrazas"
Name: Jose Conrado Terrazas
Title: President

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